                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                   Central Hudson Gas & Electric Corporation
- - - - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   Central Hudson Gas & Electric Corporation
- - - - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
                                 Not Applicable
- - - - - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:
                                 Not Applicable
- - - - - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                                 Not Applicable
- - - - - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
                                 Not Applicable
- - - - - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - - - - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - - - - --------------------------------------------------------------------------------
     (3) Filing party:

- - - - - --------------------------------------------------------------------------------
     (4) Date filed:

- - - - - --------------------------------------------------------------------------------
- - - - - ---------------
   (1)Set forth the amount on which the filing fee is calculated and state how it was determined.

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                284 SOUTH AVENUE
                       POUGHKEEPSIE, NEW YORK 12601-4879

                                                               February 25, 1994
To the Holders of Common Stock:
     The annual meeting of shareholders will be held at the Corporation's office in Poughkeepsie, N.Y. on April 5, 1994. You are cordially invited to attend in person; but if this should be impossible, we hope you will send us your proxy so that the business of the meeting can be attended to properly. A formal Notice and Proxy Statement are attached hereto.
     It is always a pleasure to meet with our shareholders and I personally look forward to greeting as many of you as possible at the meeting.

                                           John E. Mack III
                                             Chairman of the Board
                                             and Chief Executive Officer

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION
                                284 SOUTH AVENUE
                       POUGHKEEPSIE, NEW YORK 12601-4879

                            NOTICE OF ANNUAL MEETING

                                                               February 25, 1994

To the Holders of Common Stock:

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Central Hudson Gas & Electric Corporation will be held at the office of the Corporation, 284 South Avenue, in the City of Poughkeepsie, Dutchess County, New York, on TUESDAY, APRIL 5, 1994 AT 10:30 A.M., for the following purposes:

        (1) To elect directors for the ensuing year;

        (2) To ratify the appointment of Price Waterhouse as independent public accountants for the year 1994; and

        (3) To take action upon any other matters that may properly come before the meeting.

                                       By Order of the Board of Directors,

                                                   Ellen Ahearn
                                               Assistant Secretary

                                   IMPORTANT

     THE BOARD OF DIRECTORS WELCOMES THE PERSONAL ATTENDANCE OF SHAREHOLDERS AT THE MEETING. HOWEVER, IF YOU DO NOT PLAN TO BE PRESENT, PLEASE MAKE SURE THAT YOU INDICATE ON YOUR PROXY YOUR VOTE ON THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING AND THAT YOU DATE AND SIGN YOUR PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT

     The enclosed proxy is being solicited by the Board of Directors of the Corporation for use in connection with the annual meeting of shareholders to be held on April 5, 1994. This proxy statement and enclosed proxy are first being sent to shareholders on or about February 25, 1994. The mailing address of the principal executive office of the Corporation is 284 South Avenue, Poughkeepsie, New York 12601-4879. The cost of preparing, printing and mailing the notice of meeting, proxy, proxy statement and annual report will be borne by the Corporation. Proxy solicitation other than by use of the mail may be made by regular employees of the Corporation by telephone and personal solicitation. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in that connection. In addition, the Corporation has retained D.F. King & Co., Inc. of New York, New York, a proxy solicitation organization, to assist in the solicitation of proxies. The fee of such organization in connection therewith is estimated to be $6,500, plus reasonable out-of-pocket expenses. Any shareholder giving the enclosed proxy has the right to revoke it at any time before it is voted. To revoke a proxy, the shareholder must file with the Secretary of the Corporation either a written revocation or a duly executed proxy bearing a later date.

     The record of shareholders entitled to notice of, and to vote at, the annual meeting was taken at the close of business on February 14, 1994. At that date the Corporation had outstanding 17,007,975 shares of Common Stock. Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at this meeting.

     The proxies given pursuant to this solicitation will be voted at the meeting or any adjournment thereof. Abstentions and broker non-votes are voted neither "for" nor "against," and have no effect on the vote, but are counted in the determination of a quorum.

                             ELECTION OF DIRECTORS

     Eleven directors are to be elected by a plurality of the votes cast at the annual meeting of shareholders by holders of shares entitled to vote. Such directors shall hold office until the next annual meeting of shareholders or until their successors are duly elected and qualify. The Board of Directors proposes the following nominees, all of whom are now directors of the Corporation, and recommends a vote in favor thereof:

                             PRINCIPAL OCCUPATION OR                                 PERIOD OF
                             EMPLOYMENT AND POSITIONS                                 SERVICE
                                       AND                                              AS
                                 OFFICES WITH THE           BUSINESS EXPERIENCE      DIRECTOR
       NAME        AGE(1)         CORPORATION(1)         DURING PAST FIVE YEARS(1)     BEGAN
       ----        ------   --------------------------   --------------------------  ---------
L. Wallace Cross...   64    Retired from the             Present position, except      1990
                            Corporation; Chairman of     Executive Vice President
                              the Board of Directors,      and Chief Financial
                              Christian Herald             Officer of the
                              Association, Inc., a         Corporation, April 1989-
                              not-for-profit               March 1991, when he re-
                              charitable organization      tired from the
                                Poughkeepsie, N.Y.         Corporation; Senior Vice
                                                           President-Finance and
                                                           Accounting of the
                                                           Corporation, prior to
                                                           1989

                             PRINCIPAL OCCUPATION OR                                 PERIOD OF
                             EMPLOYMENT AND POSITIONS                                 SERVICE
                                       AND                                              AS
                                 OFFICES WITH THE           BUSINESS EXPERIENCE      DIRECTOR
       NAME        AGE(1)         CORPORATION(1)         DURING PAST FIVE YEARS(1)     BEGAN
       ----        ------   --------------------------   --------------------------  ---------
Jack Effron........   60    President of Efco            Present positions, except     1987
                            Products, a bakery           President of the Council
                              ingredients corpora-         of Industry of
                              tion; member of the St.      Southeastern New York,
                              Francis Health Care          1989-March 1991
                              Foundation; Chairman of
                              the Chief Executive's
                              Network for
                              Manufacturing of the
                              Council of Industry of
                              Southeastern New York;
                              Chairman of Committee on
                              Compensation and Succes-
                              sion
                                Poughkeepsie, N.Y.
Richard H.
  Eyman............   63    Retired; Member, National    Present position, except      1984
                              Advisory Board of the      Senior Vice President,
                              Salvation Army; Chairman     Brouillard
                              of Committee on Audit        Communications Division
                                Norwalk, CT.               of J. Walter Thompson
                                                           Co., an advertising
                                                           agency, 1989-January
                                                           1992, when he retired
Frances D.
  Fergusson........   49    President and Professor of   Present positions             1993
                            Art, Vassar College;
                              Member, Board of
                              Trustees of the Ford
                              Foundation and Chair of
                              its Education and
                              Culture Committee;
                              Trustee of the Mayo
                              Foundation; Trustee of
                              Historic Hudson; Direc-
                              tor, Marine Midland
                              Bank, N.A.; Director,
                              National Association of
                              Independent Colleges and
                              Universities
                                Poughkeepsie, N.Y.
Heinz K.
  Fridrich(2)......   60    Retired; former Vice         Retired from IBM on           1988
                            President                    September 30, 1993; former
                              -- Manufacturing,            Member, Board of
                              International Business       Trustees of Mount St.
                              Machines Corporation         Mary College, 1989-1993
                              ("IBM")
                                Fernandina Beach, FL.

                             PRINCIPAL OCCUPATION OR                                 PERIOD OF
                             EMPLOYMENT AND POSITIONS                                 SERVICE
                                       AND                                              AS
                                 OFFICES WITH THE           BUSINESS EXPERIENCE      DIRECTOR
       NAME        AGE(1)         CORPORATION(1)         DURING PAST FIVE YEARS(1)     BEGAN
       ----        ------   --------------------------   --------------------------  ---------
Edward F. X.
  Gallagher........   60    Owner of Gallagher           Present position              1984
                            Transportation Services, a
                              group of companies
                              engaged in the sale and
                              leasing of commercial
                              motor vehicles, the dis-
                              tribution of wholesale
                              automotive parts and the
                              operation, under the
                              trade name of Leprechaun
                              Lines and Tours, of
                              several bus companies
                                Newburgh, N.Y.
Paul J. Ganci......   55    President and Chief          Present position, except      1989
                            Operating Officer of the       Senior Vice President--
                              Corporation                  Operations of the
                                Poughkeepsie, N.Y.         Corporation prior to
                                                           April 1989
Charles LaForge....   63    President of Wayfarer Inns   Present positions             1987
                              and owner of the Beekman
                              Arms in Rhinebeck, N.Y.;
                              Trustee of Rondout
                              Savings Bank in
                              Kingston, N.Y.; Trustee
                              emeritus of the Cu-
                              linary Institute of
                              America in Poughkeepsie,
                              N.Y.
                                Rhinebeck, N.Y.
John E. Mack,        59     Chairman of the Board and    Present positions, except     1981
  III..............           Chief Executive Officer    President and Chief
                              of the Corporation;          Executive Officer of the
                              Chairman                     Corporation prior to
                              of the Executive and         April 1989
                              Retirement Committees
                                Poughkeepsie, N.Y.

                             PRINCIPAL OCCUPATION OR                                 PERIOD OF
                             EMPLOYMENT AND POSITIONS                                 SERVICE
                                       AND                                              AS
                                 OFFICES WITH THE           BUSINESS EXPERIENCE      DIRECTOR
       NAME        AGE(1)         CORPORATION(1)         DURING PAST FIVE YEARS(1)     BEGAN
       ----        ------   --------------------------   --------------------------  ---------
Howard C.
  St. John.........   70    Chairman of the Board of     Present positions, except     1984
                              Ulster Savings Bank;       Chief Executive Officer of
                              lawyer, member of the        Ulster Savings Bank,
                              law firm of Howard C.        1989-1993
                              St. John & Associates,
                              both of Kingston, N.Y.;
                              Chairman of the Board of
                              Stavo Industries, a
                              liquid filtration
                              business, Kingston,
                              N.Y.; Vice Chairman of
                              the Board; Chairman of
                              Committee on Finance
                                Kingston, N.Y.
Edward P. Swyer....    44   President of L. A. Swyer     Present positions, except     1990
                            Realty and Management,       Managing Partner of
                              Inc. and Stuyvesant          WTZA-TV Associates, a
                              Plaza, Inc., commercial      UHF television station,
                              real estate firms            1989-1993
                                Albany, N.Y.

- - - - - ------------

(1) Based on information furnished to the Corporation by the nominees as of December 31, 1993.

(2) The Corporation, in the ordinary course of business, purchases from IBM equipment, supplies and services, which aggregated $.6 million in 1993. The Corporation has certain license agreements with IBM for the use by IBM of the Corporation's electrical facilities, for which the Corporation received $2.8 million in 1993. The Corporation, in the ordinary course of business, performs certain electrical service work for IBM, for which the total amount of payments received in 1993 was insubstantial. The Corporation does not consider the aggregate amount of such transactions material in relation to its business and believes that such amount is not material in relation to the business of IBM or the interests of Mr. Fridrich.

     The Corporation supplies gas and electric services to IBM facilities at rates approved by the Public Service Commission of the State of New York ("PSC"). In July 1988, IBM commenced an action against the Corporation and other unnamed defendants in the Supreme Court of the State of New York, County of Dutchess, alleging damages as a result of a power outage and electrical loss in August 1985 at IBM's East Fishkill site to which the Corporation supplies electric service. The amount of damages claimed in such action is not material in relation to the Corporation's business.

     IT IS THE INTENTION OF THE PERSONS NAMED IN THE PROXY FORM TO VOTE SUCH PROXIES FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE. ALTHOUGH THE BOARD OF DIRECTORS DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE, SHOULD SUCH A SITUATION ARISE PRIOR TO THE MEETING, THE PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS ACTING THEREUNDER.

                               SECURITY OWNERSHIP

     The following table lists the number of shares of Common Stock ($5.00 par value) of the Corporation ("Common Stock") beneficially owned by all the directors, and nominees for election as directors, each executive officer listed in the table under the caption "Executive Compensation" and by all directors and executive officers of the Corporation as a group:

                                                             NO. OF            % OF
                  NAME                                      SHARES(1)        CLASS(2)
                  ----                                      --------       ------------
        Marjorie S. Brown................................       607(3)     less than 1%
        L. Wallace Cross.................................    10,300        less than 1%
        Jack Effron......................................     1,800        less than 1%
        Richard H. Eyman.................................     2,060(4)     less than 1%
        Frances D. Fergusson.............................       200        less than 1%
        Heinz K. Fridrich................................     1,343        less than 1%
        Edward F. X. Gallagher...........................     1,673        less than 1%
        Paul J. Ganci....................................     4,045(4)     less than 1%
        Charles LaForge..................................     2,365        less than 1%
        John E. Mack, III................................     8,631(4)     less than 1%
        Howard C. St. John...............................     4,000        less than 1%
        Edward P. Swyer..................................     4,900(5)     less than 1%
        Joseph J. DeVirgilio, Jr.........................     1,136        less than 1%
        Carl E. Meyer....................................     1,007        less than 1%
        Allan R. Page....................................     1,878        less than 1%
        All directors and executive officers as a group
          (22 persons)...................................    52,375        less than 1%

- - - - - ---------------
(1) Based on information furnished to the Corporation by the directors and executive officers as of December 31, 1993. No other equity securities are owned beneficially by any such directors and officers, except that Mr. St. John owns 100 shares of the Corporation's 4 1/2% Cumulative Preferred Stock, and Mrs. St. John owns 100 shares of the Corporation's 7.72% Cumulative Preferred Stock. Such shares owned by Mr. and Mrs. St. John represent in the aggregate less than 1% of the total of the shares of Cumulative Preferred Stock outstanding. Said 100 shares of 7.72% Cumulative Preferred Stock owned by Mrs. St. John are considered to be beneficially owned by Mr. St. John only for the purpose of this proxy statement and he disclaims any beneficial interest in such shares for all other purposes.

(2) The percentage ownership calculation for each owner has been made on the basis that there are outstanding 17,007,975 shares of Common Stock on the record date.

(3) Mrs. Brown resigned as a director of the Corporation, effective January 1, 1994.

(4) Includes shares owned by the respective spouses of the named individuals as follows: Mrs. Mack--624 shares; Mrs. Ganci--294 shares; and Mrs. Eyman--100 shares. The shares owned by Mrs. Mack, Mrs. Ganci and Mrs. Eyman are considered to be beneficially owned by Mr. Mack, Mr. Ganci and Mr. Eyman, respectively, only for the purpose of this proxy statement and the respective named individuals disclaim any beneficial interest in such shares for all other purposes.

(5) Includes 1,900 shares owned by a trust for the benefit of Mr. Swyer's sisters, under which trust Mr. Swyer is a co-trustee with power of investment. Said shares held in trust are considered to be beneficially owned by Mr. Swyer only for the purpose of this proxy statement and he disclaims any beneficial interest in such shares for all other purposes.

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers and directors are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and written representations from the Corporations's officers and directors, all requisite filings were made in 1993.

                       BOARD OF DIRECTORS AND COMMITTEES

MEETINGS AND ATTENDANCE

     During 1993, there were 12 meetings of the Board of Directors. All directors attended at least 88% of the aggregate of the total number of Board meetings and meetings of Committees of the Board on which they served.

     The five standing Committees of the Board of Directors are the Committee on Audit, the Committee on Compensation and Succession, the Executive Committee, the Committee on Finance and the Retirement Committee. Information with respect to the Committee on Audit and the Committee on Compensation and Succession is set forth below.

COMMITTEE ON AUDIT

     The members of this Committee are Messrs. Eyman (Chairman), Fridrich, St. John and Cross. The Committee had three meetings during 1993, which were attended by representatives of the Corporation's independent accountants, Price Waterhouse. The Committee examines the adequacy of the Corporation's internal audit activities, reviews the scope of the audit by Price Waterhouse and related matters pertaining to the examination of the financial statements, reviews the nature and extent of any non-audit services provided by the Corporation's independent accountants, consults at least three times a year with them and makes recommendations to the Board of Directors with respect to the foregoing matters as well as with respect to the appointment of the Corporation's independent accountants.

COMMITTEE ON COMPENSATION AND SUCCESSION

     The members of this Committee ("Compensation Committee") are Messrs. Effron (Chairman), Eyman and Swyer. Messrs. Mack and Ganci were members of the Compensation Committee until its restructuring in September, 1993. Mrs. Brown was a member of such Committee until her resignation as a director, effective January 1, 1994; she was also Chairwoman of the Compensation Committee until April 6, 1993. The Compensation Committee had three meetings during 1993. The Compensation Committee considers and recommends to the Board of Directors the compensation (and special terms, if any, of employment) of directors, officers of the Board of Directors and the salaries of officers of the Corporation. The Compensation Committee also considers and recommends to the Board of Directors the candidates to be nominated for election to the Board and candidates for appointment by the Board as officers of the Corporation. The Compensation Committee is charged with receiving recommendations of nominees by shareholders for election of the Board of Directors and reviewing and comparing the qualifications of such nominees with those of other potential nominees. Any shareholder desiring to submit the name of a nominee should send it, together with a statement of the candidate's qualifications, to the Committee on Compensation and

Succession, c/o the Secretary, Central Hudson Gas & Electric Corporation, 284 South Avenue, Poughkeepsie, New York 12601-4879.

                             EXECUTIVE COMPENSATION

     The Summary Compensation Table set forth below includes compensation information on the Chairman of the Board and Chief Executive Officer of the Corporation and each of the Corporation's four most highly compensated executive officers whose salary in 1993 exceeded $100,000.

SUMMARY COMPENSATION TABLE

                                                                 ANNUAL COMPENSATION
                                                       ---------------------------------------
                                                                                  ALL OTHER
       NAME AND PRINCIPAL POSITION            YEAR          SALARY(1)          COMPENSATION(2)
       ---------------------------            ----     -------------------     ---------------
John E. Mack, III, Chairman                   1993          $ 307,750              $ 4,497
  of the Board and Chief                      1992            288,750                4,364
  Executive Officer                           1991            258,750                4,237
Paul J. Ganci, President                      1993            236,250                4,497
  and Chief Operating Officer                 1992            220,000                4,364
                                              1991            196,250                4,237
Carl E. Meyer, Vice President--               1993            140,125                3,503
  Customer Services                           1992            127,250                3,181
                                              1991            107,025                2,676
Allan R. Page, Vice President--               1993            128,750                3,862
  Corporate Services                          1992            117,250                3,517
                                              1991            100,350                3,010
Joseph J. DeVirgilio, Jr., Vice               1993            127,375                2,821
  President--
  Human Resources & Administration            1992            116,175                3,183
                                              1991             98,950                2,968

- - - - - ---------------

(1) This base salary amount includes amounts deferred pursuant to the Corporation's (i) Flexible Benefits Plan, which Plan is established pursuant to Section 125 of the Internal Revenue Code of 1986, as amended ("Code") which permits those electing to participate to defer salary, within specified limits, to be applied to qualified medical and/or child care benefit payments, and (ii) Savings Incentive Plan ("SIP"), a "defined contribution" plan which meets the requirements of the Code, including Code
    Section 401(k), which, among other things, permits, within limitations, participants to tax-defer base salary, and, within limits, provides for Corporation contributions to management participants.

(2) These are amounts contributed by the Corporation for the benefit of the named individual under the SIP.

RETIREMENT INCOME PLAN

     The Corporation's Retirement Income Plan ("Retirement Plan") is a "defined benefit" plan, which meets the requirements of the Code, and applies to all employees of the Corporation. In 1993, there were no contributions made to the Retirement Plan as a result of its full-funding status for Federal income tax purposes. The Retirement Plan provides for retirement benefits related to the participant's annual base salary for each year of eligible employment. Retirement Plan benefits depend upon length of service, age at retirement and earnings during years of participation in the Retirement Plan and any predecessor plans. A participant's benefits under the Retirement Plan are determined as the accumulation, over that participant's career, of a percentage of each year's base salary. For periods on and after October 1, 1992, the percentage is 2% of base salary, except that for years in which the participant is over 50 years of age such percentage is increased to 2.5%. The Retirement Plan also provides a benefit for service prior to October 1, 1992 based on a percentage of a participant's average earnings at October 1, 1992 (being 50% of each of the base salaries at

October 1, 1989 and 1992 and 100% of each of the base salaries at October 1, 1990 and 1991) and the number of years of service while a member of the Retirement Plan prior to October 1, 1992, all subject to certain limitations. A cash balance account benefit provided by the Corporation is also available on retirement under the Retirement Plan, which benefit, generally, provides for a credit to those participants in the Retirement Plan, on January 1, 1987, of 10% of their base salary on that date and for a further credit to those participants in the Retirement Plan, on September 30, 1991, of 5% of their base salary on that date, with, in both cases, annual interest earned thereon. While the amount of the contribution payment or accrual with respect to a specified person is not and cannot readily be separately or individually calculated by the regular actuaries for the Retirement Plan, estimated annual benefits under the Retirement Plan upon retirement at age 65 for the individuals listed in the table under the above caption "Executive Compensation", assuming continuation of present annual salaries and giving effect to applicable benefit limitations in the Code, are as follows: Mr. Mack--$115,641; Mr. Ganci--$115,641; Mr. Meyer--$104,040; Mr. Page--$94,800; and Mr. DeVirgilio--$100,956.

RETIREMENT BENEFIT RESTORATION PLAN

     Effective May 1, 1993, the Corporation adopted an unfunded, uninsured pension benefit plan for a select group of highly compensated management employees called the Retirement Benefit Restoration Plan ("RBRP"). The RBRP provides an annual retirement benefit to those participants in the Retirement Plan who hold the following offices with the Corporation: Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Vice President (including all levels thereof), Secretary, Treasurer, Controller, and Assistant Vice President. Such benefit is equal to the difference between (i) that received under the Retirement Plan, giving effect to applicable salary and benefit limitations under the Code, and (ii) that which would have been received under the Retirement Plan, without giving effect to such limitations under the Code. None of the individuals listed in the table under the above caption "Executive Compensation" have a current salary level which, if continued to retirement at age 65, would provide a benefit under the RBRP, except for Messrs. Mack and Ganci, whose estimated annual benefits under the RBRP upon retirement at age 65, assuming the continuation of their present salaries, are $64,815 and $39,711, respectively.

EXECUTIVE DEFERRED COMPENSATION PLAN

     The Corporation's Executive Deferred Compensation Plan covers a select group of highly compensated management employees as an incentive for them to remain with the Corporation. Under that Plan, an annual benefit is payable, commencing on retirement, to eligible participants (who retire at age 60 or older and with 10 or more years of service) for 10 years of the following percentage of annual base compensation at retirement: 60 to 63--10%; 63 to 65--15%; 65 or over--20%. In view of changes in the Code which became effective January 1, 1994, the Plan was amended prior thereto so that eligible participants, who reached age 55 at December 31, 1993, are considered to have accrued benefits under this Plan as if they were age 60 and had 10 years of service with the Corporation at December 31, 1993. No amounts were paid under such Plan for the individuals named in the table under the above caption "Executive Compensation" for the year 1993. Estimated annual benefits under this Plan upon retirement at age 65 for such named individuals, assuming continuation of their present annual salaries, are as follows: Mr. Mack--$62,400; Mr. Ganci--$48,000; Mr. Meyer--$28,500; Mr. Page--$26,200; and Mr.
DeVirgilio--$25,900.

REMUNERATION OF DIRECTORS AND OFFICERS OF THE BOARD AND RELATED MATTERS

     Each member of the Board of Directors, other than any employee-director (Messrs. Mack and Ganci are the only such employee-directors), receives an annual retainer of $10,000, $600 for attendance at each meeting of the Board and $500 for attendance at each meeting of any committee of the Board of which such director is a member if such meeting is held on the same day as a meeting of the Board, and $600 for such committee meeting if held on a day other than that on which a Board meeting is held. Chairpersons of Committees of the Board received additional annual compensation in 1993 as follows: Mr. St. John, as Chairman of the Committee on Finance--$5,000; Mr. Effron, as Chairman of the Compensation Committee for nine months of 1993--$1,875; Mrs. Brown, as Chairwoman of the Compensation Committee for three months of 1993--$625; and Mr. Eyman, as Chairman of the Committee on Audit--$2,500.

DIRECTORS' DEFERRED COMPENSATION PLAN

     The Corporation's Directors' Deferred Compensation Plan applies to all directors, other than employee-directors of the Corporation, and permits a director to elect at any time or from time to time to defer all or part of such director's compensation for services thereafter rendered to the Corporation. For purposes of such Plan, compensation is defined to include the amount of money to be paid to the director for serving as a member of the Board of Directors and any committee of the Board, for serving as an officer of the Board of Directors and any committee of the Board and for any other services rendered individually by agreement with the Corporation. A director's compensation deferred in accordance with such Plan is paid to said director (together with an interest equivalent computed by applying monthly a rolling average of the United States Treasury Bill rate to the amount of compensation then deferred from the time the compensation would ordinarily have been paid until the time it is actually paid) at such time as the director ceases being a member of the Board of Directors or at such other time after ceasing to be a director as the director may specify when making the original election to defer compensation. The commencement of such pay-out period, however, must be at least one year after the effective date of such election.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described in the above caption entitled "Board of Directors and Committees -- Committee on Compensation and Succession," the persons who served as members of the Compensation Committee, during 1993, were Messrs. Effron, Eyman, Swyer, Mack and Ganci and Mrs. Brown. Messrs. Mack and Ganci are officers of the Corporation. No Compensation Committee interlock relationship existed in 1993.

REPORT ON EXECUTIVE COMPENSATION

     The following disclosure is made over the name of each member of the Compensation Committee, on the date hereof, and is the Report of the Compensation Committee:

     As described above under the caption "Board of Directors and Committees -- Committee on Compensation and Succession," the members of the Compensation Committee are Messrs. Effron, Eyman and Swyer. Among the responsibilities of the Compensation Committee are consideration and recommendation to the Board of Directors of the salaries of officers of the Corporation. Annual salary determinations by the Board of Directors become effective as of April 1 of each year and continue until the following March 31.

     The Compensation Committee based its 1993 officers' compensation recommendations to the Board of Directors on an evaluation of each of the following three factors, giving balanced weight to each, which factors reflect a long-standing executive compensation philosophy of the Corporation:

          1. Compensation comparisons of other comparable executive officers. Comparisons are made to the compensation of officers of other New York State utilities and of other utilities with revenues and other characteristics similar to those of the Corporation, using data received from the Edison Electric Institute and the American Gas Association, which utilities are some, but not all, of the utilities included on the graph under the below caption "Performance Graph." And, every two years, an executive compensation study is performed by an independent consultant engaged by the Corporation. Such a study was performed by an independent consultant for the period covered by this Report. The data obtained by these various sources was evaluated and compensation levels for the Corporation's officers were established based generally on averages of comparative salary ranges.

          2. The experience, responsibility and contribution of each individual officer to the Corporation's performance.

          3. The incumbent's performance in carrying out the responsibilities and duties of his or her office, as described below.

     The performance of each officer of the Corporation (other than Mr. Mack, as discussed below) was also evaluated, by the Compensation Committee, on the basis of how he or she contributed to the extent applicable, to furthering the Corporation's mission--

        to provide customers with safe, reliable utility service at the lowest reasonable price;

        to provide a competitive return to the Corporation's shareholders;

        to provide a safe working environment that will attract, retain and motivate employees; and

        to provide corporate resources to enhance the quality of life in the Corporation's service territory.

     The performance of the Chairman of the Board and Chief Executive Officer was evaluated, by the outside members of the Board of Directors, under the Corporation's Executive Incentive Compensation Plan ("Incentive Plan"), which was adopted, effective January 1, 1993, by the Board of Directors in November 1993. The Incentive Plan is applicable initially only to the Chairman of the Board and Chief Executive Officer. The Incentive Plan establishes the compensation for the incumbent in such office based on two components: annual base salary (which becomes effective as of April 1 of each year and continues until the following March 31) and an incentive feature (which provides an award, as noted below, for performance for the most recently ended calendar year). The determination of annual base salary and incentive compensation, if any, is determined by the outside members of the Board of Directors.

     In establishing the annual base salary component for Mr. Mack under the Incentive Plan, which for the period April 1, 1993 to March 31, 1994 is $312,000, the outside members of the Board of Directors reviewed Mr. Mack's performance during 1992 related to his policies and leadership in the goal of building a more profitable corporation and thereby increasing shareholder value while providing reliable service at reasonable prices. As a measure of this goal, his performance was evaluated pursuant to the following criteria, with full recognition that there are events which affect a public utility's operational and financial performance which are beyond the control of management (such as weather conditions, the regulated nature of the utility business and the interest-rate sensitivity of utility securities):

        Has the confidence of the financial community and the Corporation's shareholders been maintained and/or enhanced? Key financial indices, credit ratings, total return to shareholders and the adequacy of cash flow are significant quantitative factors.

        Does the Corporation have effective management and other personnel so as to assure a high quality of customer service and to meet the changing needs of its customers?

        Has the Corporation's physical plant and equipment been maintained and/or improved so as to assure that the Corporation continues to meet its objective of providing highly reliable utility service at the lowest reasonable price?

        Is the Corporation's strategic plan effective in keeping the Corporation abreast of or ahead of changes that occur as a result of competition, technology changes and new regulation?

     With respect to the relationship of the Company's performance in 1992 to Mr. Mack's base salary for 1993, the outside members of the Board of Directors determined that performance by Mr. Mack of his duties in 1992 more than satisfied the related performance criteria, as described above.

     Under the incentive component of the Incentive Plan, Mr. Mack has the opportunity to earn up to an additional 10% of his base salary, based on a formula which measures the Corporation achieving goals within the following four categories, each category being weighted in importance as follows: (1) shareholder value (4%); (2) the level of customer electric and gas prices (3%);
(3) employee safety (2%); and (4) community involvement (1%).

     The shareholder value category is measured by a comparison against the peer group of utilities shown in the Corporation's Proxy Statement. Under this category, the Corporation must achieve a change in shareholder value that is better than the change in the average performance for such peer group.

     The customer electric and gas price category is measured by comparison of typical residential electric prices (including fuel) of the Corporation to other New York State electric and gas combination companies as of the first of each year. For natural gas prices, the measurement is by comparison of typical residential gas prices of the Corporation to a yearly average of certain fuel oil prices. The incentive as to rates is to achieve typical residential prices of the Corporation lower than the benchmarks against which they are measured.

     The employee safety category is measured by the Corporation's having achieved a severity rate (which is an index of employee lost-time days for work-related employee injuries and illnesses), which is less than the Corporation's average of such rates during the previous five years.

     The community involvement category is the Corporation's performance of its leadership role in community activities and is judgmentally evaluated by the outside members of the Board of Directors.

     A determination as to whether any incentive compensation is earned is made as soon as possible after the end of each calendar year; and if an award is made, compensation will be made in a lump sum within 30 days of such determination.

     Mr. Mack did not participate in the determination of his 1993 compensation. Mr. Ganci did not participate in the determination of either his or Mr. Mack's 1993 compensation.

                                               Compensation Committee
                                               Jack Effron
                                               Richard H. Eyman
                                               Edward P. Swyer

                               PERFORMANCE GRAPH

     The line graph set forth below provides a comparison of the Corporation's cumulative total shareholder return on its Common Stock with the Standard & Poor's 500 Index and, as a Corporation determined peer comparison, the Kidder Peabody 100 Index. Such shareholder return is the sum of the dividends paid and the change in the market price of stock.

                COMPARISON OF THE CORPORATION'S FIVE YEAR TOTAL
                  CUMULATIVE RETURN WITH THE S&P 500 INDEX AND
                         THE KIDDER PEABODY 100 INDEX*

      MEASUREMENT PERIOD           CENTRAL                          KIDDER
    (FISCAL YEAR COVERED)          HUDSON           S&P 500       PEABODY 100
1988                                    100.00          100.00          100.00
1989                                    118.12          131.69          129.94
1990                                    134.43          127.61          131.42
1991                                    167.66          166.49          169.59
1992                                    193.23          179.18          181.66
1993                                    201.26          197.26          201.99

 * 100 Electric and Combination Utilities
** Assumes $100 invested on January 1, 1988 in the Corporation's Common Stock, the S&P 500 Index and the Kidder Peabody 100 Index

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Price Waterhouse as independent public accountants for the Corporation for the year 1994 and recommends to shareholders ratification of such appointment.

     The appointment of the independent public accountants is approved annually by the Board of Directors and is based on the recommendation of the Committee on Audit, which reviews the qualifications of independent accountants and which reviews and approves the audit scope, reasonableness of fees and also the types of nonaudit services for the coming year.

     While there is no legal requirement that this appointment be submitted to a vote of shareholders for ratification, such action is being requested, effective with calendar year 1994, in response to suggestions by shareholders and also because the Board of Directors believes that the selection of the independent accountants to audit the books, records and accounts of the Corporation is of sufficient importance to seek such ratification. If this action were not ratified, the Board of Directors would, in due course and having regard for the requirements of an orderly transition, select other independent public accountants upon the recommendation of the Committee on Audit.

     Representatives of Price Waterhouse will be present at the annual meeting of shareholders and will have an opportunity to make a statement if they desire to do so. They will be available to respond to appropriate questions.

                       DEADLINE FOR SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1995 annual meeting to be included in the proxy material relating to that meeting must be received by the Corporation by October 28, 1994.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters to be brought before the meeting other than those referred to in the notice hereof. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote such proxy in accordance with their judgment on such matters.

                                        By Order of the Board of Directors,

                                                    ELLEN AHEARN
                                                Assistant Secretary

February 25, 1994

                                           FROM NEW YORK CITY AREA:

                                           - Taconic State Parkway North to
                                           Interstate 84 (I-84)

                                           - I-84 West to Exit 13 (Route 9)

                                           - Turn right off ramp onto Route 9
                                           North

                                           - Route 9 approximately 12 miles to
                                             the Academy Street/ South Avenue
                                             Exit

                                           - Bear left at end of ramp and go
                                           under the overpass

                                           - Turn right into Central Hudson
                                           entrance

                                           FROM CONNECTICUT:

                                           - I-84 West to Exit 13 (Route 9)

                                           - Continue as above.

                                           FROM PENNSYLVANIA:

                                           - I-84 East to Exit 13 (Route 9)
                     [MAP]
                                           - Turn left off ramp onto Route 9
                                           North

                                           - Continue as above.

                                           FROM NEW JERSEY AND UPSTATE NEW YORK:

                                           - New York Thruway (I-87) to Exit 18
                                           (New Paltz)

                                           - Turn right onto Route 299 East

                                           - Route 299 approximately 5 miles,
                                             turn right onto Route 9W South

                                           - Route 9W approximately 2 miles,
                                             bear right for Mid-Hudson Bridge

                                           - After crossing bridge take first
                                           right (Route 9 South) - Route 9
                                                                   approximately
                                                                   1 mile to
                                                                   Academy
                                                                   Street/South
                                                                   Avenue Exit

                                           - Bear right off exit ramp into
                                           Central Hudson entrance

                    Appendix to Electronic Format Document


        Pursuant to Reg. 232.304 of Regulation S-T, this appendix describes all graphic and image information in the foregoing document which will appear in the paper format of such document:

        1. Photographs of the Corporation's director-nominees appear next to their biographical data on pages 2-5.

        2. A line graph which sets forth a comparison of the Corporation's five year total cumulative shareholder return on its common stock with the Standard & Poor's 500 Index and, as a Corporation determined peer comparison, the Kidder Peobody 100 Index appears on page 13.

        3. A map providing directions to the Corporation's offices at which the annual meeting of shareholders will be held appears on page 15.

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                          PROXY OF COMMON SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R
O                The undersigned hereby appoints JOHN E. MACK III, HOWARD
X        C. ST. JOHN, JACK EFFRON and PAUL J. GANCI, or any one or more of
Y them, proxy, with full power of substitution, to vote, as designated on the reverse hereof, all shares of Common Stock owned by the undersigned at the annual meeting of shareholders of Central Hudson Gas & Electric Corporation to be held at the office of the Corporation, 284 South Avenue, in the City of Poughkeepsie, Dutchess County, New York, on April 5, 1994, or any adjournment thereof, upon all such matters as may properly come before the meeting, including the following proposal which is described in the Proxy Statement, dated February 25, 1994, a copy of which has been received by the undersigned:


         1.      Election of Directors.  Nominees:

                 L. Wallace Cross, Jack Effron, Richard H. Eyman, Frances
                 D. Fergusson, Heinz K. Fridrich, Edward F. X. Gallagher, Paul J. Ganci, Charles LaForge, John E. Mack III, Howard
                 C. St. John, Edward P. Swyer.


         2. Ratification of Appointment of Independent Accountants. (The Board of Directors recommends a vote "FOR" ratification.)


         Comments (If Any)

       --------------------------------------------------------------------

       --------------------------------------------------------------------

       --------------------------------------------------------------------
       (If you have written in the above space, please mark the corresponding box on the reverse side of this card)


     (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)


                                                                            1535
[X]      PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
ITEM 1 AND FOR ITEM 2.

THE DIRECTORS RECOMMEND A VOTE "FOR" THIS ITEM

                              FOR   WITHHELD

1.       Election of          [ ]     [ ]
         Directors
         (see reverse)

For, except vote withheld from the following nominee(s):


- - - - - -------------------------------------------------------


THE DIRECTORS RECOMMEND A VOTE "FOR" THIS ITEM

                               FOR      AGAINST      ABSTAIN

2.       Ratification of       [ ]         [ ]         [ ]
         Appointment of
         Price Waterhouse
         as Independent
         Public Accountants


If you plan to attend the Annual Meeting, place an X in this box.  [ ]


If you indicated a change of address below or comments on reverse side, place an X in this box. [ ]


                  CHANGE OF ADDRESS

- - - - - ------------------------------------------------------

- - - - - ------------------------------------------------------

- - - - - ------------------------------------------------------


SIGNATURE(S)                                       DATE                 ,1994
               ----------------------------             ----------------
                                                   DATE                 ,1994
               ----------------------------             ----------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

              EMPLOYEE STOCK PURCHASE PLAN--VOTING INSTRUCTION CARD

                   CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                          PROXY OF COMMON SHAREHOLDERS
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
R
O                The undersigned hereby appoints JOHN E. MACK III, HOWARD
X        C. ST. JOHN, JACK EFFRON and PAUL J. GANCI, or any one or more of
Y them, proxy, with full power of substitution, to vote, as designated on the reverse hereof, all shares of Common Stock owned by the undersigned at the annual meeting of shareholders of Central Hudson Gas & Electric Corporation to be held at the office of the Corporation, 284 South Avenue, in the City of Poughkeepsie, Dutchess County, New York, on April 5, 1994, or any adjournment thereof, upon all such matters as may properly come before the meeting, including the following proposal which is described in the Proxy Statement, dated February 25, 1994, a copy of which has been received by the undersigned:


         1.      Election of Directors.  Nominees:

                 L. Wallace Cross, Jack Effron, Richard H. Eyman, Frances
                 D. Fergusson, Heinz K. Fridrich, Edward F. X. Gallagher, Paul J. Ganci, Charles LaForge, John E. Mack III, Howard
                 C. St. John, Edward P. Swyer.


         2. Ratification of Appointment of Independent Accountants. (The Board of Directors recommends a vote "FOR" ratification.)


         Comments (If Any)

         ------------------------------------------------------------------


         ------------------------------------------------------------------


         ------------------------------------------------------------------
         (If you have written in the above space, please mark the corresponding box on the reverse side of this card)


     (THIS PROXY CONTINUES AND MUST BE SIGNED ON THE REVERSE SIDE)

                                                                           1274

[X]      PLEASE MARK YOUR
         VOTES AS IN THIS
         EXAMPLE.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
ITEM 1 AND FOR ITEM 2.

THE DIRECTORS RECOMMEND A VOTE "FOR" THIS ITEM

                              FOR   WITHHELD

1.       Election of          [ ]     [ ]
         Directors
         (see reverse)

For, except vote withheld from the following nominee(s):


- - - - - -------------------------------------------------------


THE DIRECTORS RECOMMEND A VOTE "FOR" THIS ITEM

                               FOR      AGAINST      ABSTAIN

2.       Ratification of       [ ]         [ ]         [ ]
         Appointment of
         Price Waterhouse
         as Independent
         Public Accountants


If you plan to attend the Annual Meeting, place an X in this box.  [ ]


If you indicated a change of address below or comments on reverse side, place an X in this box. [ ]


                 CHANGE OF ADDRESS

- - - - - ------------------------------------------------------

- - - - - ------------------------------------------------------

- - - - - ------------------------------------------------------


SIGNATURE(S)                                       DATE                 ,1994
               ----------------------------             ----------------
                                                   DATE                 ,1994
               ----------------------------             ----------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.